UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

PIPER JAFFRAY COMPANIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11( a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE TO SHAREHOLDERS
OF PIPER JAFFRAY COMPANIES
March 26, 2007
      We are providing this notice to inform you of a correction to the proxy statement that was previously mailed to you on or about March 16, 2007 in connection with our 2007 annual meeting of shareholders to be held on Wednesday, May 2, 2007.
      The number of issued and outstanding shares included under “Who is entitled to vote at the meeting?” on page 1 of the proxy statement and the corresponding number of votes entitled to be cast at the meeting under “What are my voting rights?” on page 1 should be 19,066,691 instead of 18,461,733. (As a result, the percentage ownership of our directors, director nominees and executive officers as a group included under “Beneficial Ownership of Directors, Nominees and Executive Officers” on page 46, should be 2.24% instead of 2.32%.)
      If you have not already done so, please vote your shares to ensure they are represented at the meeting. You may vote your shares using the Internet by accessing www.proxyvote.com, over the telephone by calling 1-800-690-6903 (from the U.S. and Canada) or by completing, signing and mailing the proxy card that we previously delivered to you. When voting by Internet or telephone, you will need your control number included in the proxy materials that were previously delivered to you. We must receive your vote by no later than 11:59 p.m. Eastern Daylight Time on Tuesday, May 1, 2007.

[E-mail notice from ADP to Piper Jaffray Companies shareholders whose record shareholdings were updated]
PROXYVOTE.COM
You previously may have received an e-mail regarding the 2007 annual meeting, including instructions for voting your shares of Piper Jaffray Companies stock via the Internet. You are receiving this e-mail to inform you of a correction to the number of shares held by you on the record date, as reflected below. To vote all of the shares held by you, you must submit your vote by following the instructions below, even if you previously voted your shares. Please read the instructions carefully.
In addition, the 2007 proxy statement has been corrected as described in a notice available at the following Web site:
_________________________
This is a NOTIFICATION of the:
Piper Jaffray Companies 2007 Annual Meeting of Shareholders
RECORD DATE: March 5, 2007
MEETING DATE: May 2, 2007
CUSIP NUMBER: 724078A99
CONTROL NUMBER: _________________________
This e-mail represents the following shares:
NAME
_________________________
Please review the Piper Jaffray Companies 2006 Annual Report to Shareholders and 2007 Proxy Statement before voting. The Proxy Statement discusses the proposals to be voted on, information about the annual meeting and voting, and other information about the company. You can view the Piper Jaffray Companies 2006 Annual Report to Shareholders and 2007 Proxy Statement and enter your voting instructions at the following site. If your browser supports secure transactions you will be automatically directed to a secure site.
www.proxyvote.com
Note: If your e-mail software supports it, you can simply click on the above link.
To view the documents below, you may need the Adobe Acrobat Reader. To download the Adobe Acrobat Reader, click the URL address below:
http://www.adobe.com/products/acrobat/readstep2.html
The relevant supporting documentations can also be found at the following Internet site(s):

_________________________
_________________________
_________________________

To access ProxyVote.com, you will need your four digit PIN:
      — Your PIN is the last four digits of your Social Security number
      — If you have forgotten your PIN number, please follow the instructions on www.proxyvote.com
Internet voting is accepted up to 11:59 p.m. (EDT) the day before the meeting.
If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below, and your four-digit PIN. If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com
Your InvestorDelivery Enrollment Number is:
There are no charges for this service. There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.
Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and subject line of this message for identification purposes.)
AOL Users, please highlight the entire message before clicking the reply button.

[E-mail notice from ADP to Piper Jaffray Companies shareholders whose record shareholdings were not required to be updated]
PROXYVOTE.COM
You are receiving this e-mail to inform you of a correction to the proxy statement that was previously sent to you in an e-mail regarding the Piper Jaffray Companies 2007 annual meeting. For more information please go to the following Web site:
________________________
There is no need for you to take any action with regard to this notice and it does not affect the electronic voting instructions previously sent to you by e-mail.
If you have not already done so, please vote your shares to ensure they are represented at the meeting. We must receive your vote by no later than 11:59 p.m. Eastern Daylight Time on Tuesday, May 1, 2007.
Please do not send any e-mail to ID@ProxyVote.com. Please REPLY to this e-mail with any comments or questions about proxyvote.com. (Include the original text and subject line of this message for identification purposes.)
AOL Users, please highlight the entire message before clicking the reply button.